Exhibit 99.1

Risk Factors Related to the Acquisition

The Company is seeking to acquire Hibernia NGS Limited and its subsidiaries (“Hibernia”) in an effort to, among other things, add breadth and depth to its Global Tier 1 IP Network, expand its cloud networking portfolio, grow its multinational client base and enhance its profile. If the Company does not realize the expected benefits, including synergies, from the Acquisition, if consummated, the Company’s business and results of operations will suffer.

On November 9, 2016, the Company entered into a Share Purchase Agreement (the “Acquisition Agreement”) to purchase all of the equity interests of Hibernia for an aggregate purchase price of $590.0 million, subject to an estimated adjustment at the closing of the Acquisition and a final adjustment after the closing of the Acquisition, in each case for cash, net working capital, transaction expenses, indebtedness, certain tax payments and certain prepaid customer contracts.  The Company expects that the Acquisition will benefit it significantly, including by adding owned and leased dark fiber assets, including five owned subsea cables and eight cable landing stations, to its global Tier 1 IP network, adding optical and low latency transport, video and CDN services to its cloud networking portfolio, adding a world-class video transport platform servicing content rights holders, broadcasters, cable companies and OTT providers, adding marquee clients with depth in the financial services, media and entertainment, web-centric and service provider segments to its client base, and adding a substantial, highly complementary recurring revenue business with strong cash flow characteristics to its financial profile.

If the Acquisition is consummated, the Company’s ability to realize these benefits will significantly depend upon its ability to manage its expanded enterprise, which will pose substantial challenges for management, including challenges related to the management and monitoring of new assets, services and clients, and the associated increased costs and complexity. In order to support this expanded enterprise, the Company will need to achieve revenues from the Hibernia business and synergies consistent with the Company’s business expectations, which may prove more difficult than currently expected. For example, with the announcement of the Acquisition, the Company indicated that it believed it could achieve approximately $30.0 million of synergies related to the Acquisition, consisting primarily of selling, general and administrative expense savings and cost of revenue synergies, within three quarters post-closing. The anticipated cost savings described above are based on estimates and assumptions that the Company considers reasonable but that are inherently uncertain. The Company’s expected cost savings, as well as any revenue or other synergies, are subject to significant business, economic, regulatory and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the Company’s control. As a result, there can be no assurance that the Company’s expected cost savings, as well as any potential revenue or other synergies, will be realized in the timeframe the Company currently anticipates or at all. Any failure to achieve the Company’s expected benefits or synergies could affect its profitability and its ability to service the debt that the Company plans on taking on to partially fund the Acquisition.

The consummation of the Acquisition is subject to a number of closing conditions, some of which are out of the Company’s control. Further, if the Acquisition is consummated, the Company’s post-closing recourse is limited.

The Company expects the closing of the Acquisition to occur in the first quarter of 2017. However, completion of the Acquisition is subject to certain conditions contained in the Acquisition Agreement, some of which are beyond the Company’s control, and the Company can make no assurances that the transaction will close in a timely manner or at all. Such conditions include, among other things, approval by the Federal Communications Commission for the transfer of control of certain Hibernia licenses, the accuracy of the representations and warranties made by Hibernia and the sellers of Hibernia (the “Sellers”), compliance in all respects by all of the parties with their respective obligations under the Acquisition Agreement and the absence of any injunction or order that prohibits or restrains the consummation of the Acquisition.

The Sellers’ obligation to indemnify the Company is limited to breaches of or inaccuracies in the representations and warranties of the Sellers included in the Acquisition Agreement, breaches of specified covenants and agreements of the Sellers, the representative of the Sellers and, only with respect to the pre-closing period, Hibernia included in the Acquisition Agreement and certain other transaction documents, certain pre-closing tax liabilities and indebtedness, certain claims related to transaction expenses and a particular litigation matter involving Hibernia, and the Company has agreed to indemnify the Sellers for breaches of or inaccuracies in the Company’s representations and warranties included in the Acquisition Agreement and the Company’s covenants and agreements included in the Acquisition Agreement and certain other transaction documents. The indemnification obligation with respect to many of the representations and warranties expires on the first anniversary of the closing under the Acquisition Agreement, and the maximum liability of the Sellers (as a group) and the Company for indemnification claims with respect to any breach of the representations and warranties, except those based on certain fundamental representations and warranties or fraud, is capped at $15.0 million, and for most other indemnification matters there is a cap equal to the purchase price. If any issues arise post-closing, the Company may not be entitled to sufficient, or any, indemnification or recourse from the Sellers, which could have a materially adverse impact on its business and results of operations.

The Acquisition, if consummated, will create numerous risks and uncertainties which could adversely affect the Company’s financial condition and operating results.

Strategic transactions like the Acquisition create numerous uncertainties and risks. Upon consummation of the Acquisition, Hibernia will become a wholly owned subsidiary of the Company, which will significantly broaden the Company’s operations. This addition to the Company’s business will entail many changes, including the integration of Hibernia and its personnel, changes in systems and employee benefit plans and management of multiple geographic locations. These transition activities are complex and the Company may encounter unexpected difficulties, incur unexpected costs or experience business disruptions, including as a result of:

•                  increased commitments for the management team, including the need to divert management’s attention to integration matters, particularly if the Company is unable to recruit and hire key personnel;

•                  difficulties realizing the revenue projections, financial benefits, synergies and other strategic opportunities anticipated in connection with the Acquisition;

•                  difficulties associated with maintaining international operations in the geographies in which Hibernia operates; and

•                  difficulties in the assimilation and retention of employees, including key personnel responsible for the success of Hibernia’s operations.

If any of these factors limits the Company’s ability to integrate Hibernia into its operations successfully or on a timely basis, the expectations of future results of operations, including certain synergies expected to result from the Acquisition, might not be met. As a result, the Company may not be able to realize the expected benefits that the Company seeks to achieve from the Acquisition, which could also affect the Company’s ability to service its debt obligations. In addition, the Company may be required to spend additional time or money on integration that otherwise would be spent on the development and expansion of its business, including efforts to further expand its product portfolio.

The Company’s success with Hibernia’s business following consummation of the Acquisition will be subject to considerable risks and uncertainties, any of which could have a materially adverse impact on its revenues and results of operations.

Following consummation of the Acquisition, the Company’s success with Hibernia’s business will be subject to certain risks and uncertainties, including:

•                  changes in market demand for Hibernia Express, Hibernia’s low-latency transatlantic cable, and for cloud networking, optical transport, Ethernet and carrier-grade IP transit services generally;

•                  the Company’s inexperience with Hibernia’s customers and the Company’s ability to meet or exceed such customers’ service level expectations and Hibernia’s contractual obligations with respect to such customers; and

•                  the Company’s inexperience in operating undersea cable systems.

If the success of Hibernia’s business is negatively impacted by the foregoing risks and uncertainties, the Company’s business could suffer as a result of a materially adverse impact on its revenues or results of operations. In addition, following the consummation of the Acquisition as the Company undertakes integration activities, the Company may identify additional risks and uncertainties not yet known to it.

The Company will be subject to business uncertainties while the Acquisition is pending, which could adversely affect its business.

In connection with the pendency of the Acquisition, it is possible that certain persons with whom the Company has a business relationship may delay or defer certain business decisions or might decide to seek to terminate, change or renegotiate their relationships with the Company, as the case may be, as a result of the Acquisition, which could negatively affect the Company’s revenues, earnings and cash flows, regardless of whether the Acquisition is completed.